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                                                                    EXHIBIT 99.1

                                                       Contact:      Ron Drapeau
                                                                    Brad Holiday
                                                                    Larry Dorman
                                                                  (760) 931-1771


                  CALLAWAY GOLF PROVIDES EARNINGS GUIDANCE FOR
                        THIRD QUARTER AND FULL YEAR 2002

        CARLSBAD, Calif./ September 26, 2002/ Callaway Golf Company (NYSE:ELY) today announced that it expects revenues and earnings for the third quarter ending September 30, 2002 to be lower than current Wall Street projections. Positive developments such as the launch of a new premium titanium driver are not expected to be enough to offset a general softening in the golf equipment business in the United States and elsewhere. In addition, barring unexpected strengthening in the golf equipment market in the fourth quarter, the Company announced that it currently expects that revenues and earnings for the full year 2002 will be below last year's results.

        Reflecting a general softness in consumer spending in the United States, Japan and elsewhere, the Company expects to report revenue of about $155 to $160 million and earnings per diluted share (EPS) between $0.13 and $0.15 for the third quarter, and revenue of $750 to $760 million and EPS between $0.85 and $0.90 for the full year. Included in the third quarter and full year results will be a reversal of approximately $17 million of warranty reserves pursuant to a review announced and commenced by the Company in July, which was partially offset by the establishment of additional inventory reserves of approximately $3 million on ERC(R) II and Big Bertha(R) C4(TM) premium drivers.

        In the Company's opinion, the lower than expected revenues are due to a number of factors:

        - A weak U.S. economy has resulted in reduced consumer spending on discretionary purchases. Further declines in the U.S. stock markets, widespread corporate lay-offs, and general economic uncertainty has impacted all consumer goods, including the Company's products, in the second half of the year. As a result, the Company is not seeing products it sold into the retail channel in the first half of the year liquidating at the pace previously expected, and re-orders have been at a lower pace.

        - On August 6, 2002 the United States Golf Association reversed its position regarding the allowance of high COR drivers such as the Company's ERC II Driver for handicap purposes in the United States. In a proposal announced on May 9, the USGA had suggested that such drivers be allowed in the U.S. beginning January 1, 2003. The USGA's reversal three months later confused consumers, causing them to postpone or even eliminate purchases of new equipment. In addition, expected sales of the Company's ERC II


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                Driver in the U.S. during the latter half of the year in
                anticipation of the rules change did not materialize as would have been otherwise expected.

        - Japan's economic slump has continued into the second half of the year, and the Company's year-over-year decline in metal wood sales in that country is no longer being offset by better than expected results in other markets.

        - Rounds of golf played in the United States have declined for the second year in a row, contributing to reduced demand for golf clubs and golf balls.

        "We have not seen participation levels in the game of golf grow for at least five years," said Ron Drapeau, Chairman, President and CEO of Callaway Golf. "This core group of golfers has not been immune from the economic forces that have wreaked havoc on consumer wealth in the United States, resulting in a significant reduction in demand for our premium golf products. In light of this situation, it is especially troubling to see a lack of vision on the part of golf's rulemaking body in the United States contributing to the ills affecting the game and the industry."

        While the Company achieved better than predicted results in the first and second quarters of 2002, those early season successes have been stalled in the third quarter for the reasons noted above. Early season sell-in of product has not resulted in sufficient sell-through to generate re-orders at expected levels. Normal seasonality in the Company's major selling areas limits any ability to revive sales excitement in the remaining months of 2002. Thus, while the Company expects the recent launch of its new Great Big Bertha(R) II Titanium Driver to be successful, it does not expect late season sales of this product will be enough to offset the other factors affecting the second half of the year.

        Mr. Drapeau stated further, "Without a major shift in the current economic environment it is reasonable to expect that our earlier expectations and current Wall Street estimates for 2003 are also too high. We are in the midst of our planning and budgeting process for 2003, and expect to have additional guidance later this year."

        "Given the current environment and our 2003 economic outlook," Mr. Drapeau added, "the Company will continue to review its cost structure in the fourth quarter of 2002, including all available actions to eliminate the losses in its golf ball business. With our strong balance sheet and the ability to generate about $75 million in free cash flow annually, we view ourselves as well positioned to withstand these challenging times, protect our business, and grow where opportunities present themselves."

        The Company plans to announce results for the third quarter on October 17, 2002, and will hold a conference call to discuss those results on that day.


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                                      *****

DISCLAIMER: STATEMENTS USED IN THIS PRESS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS, FINANCIAL RESULTS OR PERFORMANCE, INCLUDING STATEMENTS RELATING TO THE COMPANY'S FUTURE PROSPECTS, AND ESTIMATED SALES AND EARNINGS, ARE FORWARD-LOOKING STATEMENTS AS DEFINED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON CURRENT INFORMATION AND EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED AS A RESULT OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO ADVERSE MARKET AND ECONOMIC CONDITIONS, MARKET ACCEPTANCE OF CURRENT AND FUTURE PRODUCTS, INCLUDING THE COMPANY'S GOLF BALL PRODUCTS AND THE COMPANY'S GOLF CLUB PRODUCTS, ADVERSE WEATHER CONDITIONS AND SEASONALITY, COMPETITIVE PRESSURES, FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES, DELAYS, DIFFICULTIES OR INCREASED COSTS IN THE MANUFACTURING OF THE COMPANY'S GOLF CLUB OR BALL PRODUCTS, OR IN THE PROCUREMENT OF MATERIALS OR RESOURCES NEEDED TO MANUFACTURE THE COMPANY'S GOLF CLUB OR BALL PRODUCTS, ANY ACTIONS TAKEN BY THE USGA OR OTHER GOLF ASSOCIATION THAT COULD HAVE AN ADVERSE IMPACT UPON DEMAND FOR THE COMPANY'S PRODUCTS, AND THE EFFECT OF TERRORIST ACTIVITY OR ARMED CONFLICT ON THE ECONOMY GENERALLY, ON THE LEVEL OF DEMAND FOR THE COMPANY'S PRODUCTS OR ON THE COMPANY'S ABILITY TO MANAGE ITS SUPPLY AND DELIVERY LOGISTICS IN SUCH AN ENVIRONMENT. FOR ADDITIONAL INFORMATION CONCERNING THESE AND OTHER RISKS AND UNCERTAINTIES, SEE
PART I, ITEM 2 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2002, AS WELL AS OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K, 10-Q AND 8-K SUBSEQUENTLY FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO REPUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                                      *****

Callaway Golf Company makes and sells Big Bertha(R) Metal Woods and Irons, including Great Big Bertha(R) II Titanium Drivers, Big Bertha C4(TM) Compression Cured Carbon Composite Drivers, Big Bertha ERC(R) II Forged Titanium Drivers, Big Bertha ERC Forged Titanium Fairway Woods, Big Bertha Hawk Eye(R) VFT(R) and Big Bertha Hawk Eye VFT Pro Series Titanium Drivers and Fairway Woods, Big Bertha Steelhead(TM) III Stainless Steel Drivers and Fairway Woods, Hawk Eye VFT Tungsten Injected(TM) Titanium Irons, Big Bertha Stainless Steel Irons, Steelhead X-14(R) and Steelhead X-14 Pro Series Stainless Steel Irons, and Callaway Golf Forged Wedges. Callaway Golf Company also makes and sells Odyssey(R) Putters, including White Hot(R), TriHot(R), and Dual Force(R) Putters. Callaway Golf Company makes and sells the Callaway Golf(R) HX(R) Blue and HX Red balls, the CTU 30(R) Blue and CTU 30 Red balls, the HX 2-Piece Blue and HX 2-Piece Red balls, the CB1(R) Blue and CB1 Red balls, and the Warbird(TM) golf balls. For more information about Callaway Golf Company, please visit our Web sites at www.callawaygolf.com and www.odysseygolf.com.